EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Third Quarter 2017 Results
Third Quarter Net Income Available for Common Shareholders of $0.52 Per Share
Third Quarter Normalized FFO Available for Common Shareholders of $1.07 Per Share

Newton, MA (November 8, 2017). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and nine months ended September 30, 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$85,728	$46,646	$172,270	$144,426
Net income available for common shareholders per share	$0.52	$0.30	$1.05	$0.94
Adjusted EBITDA (1)	$223,469	$210,514	$638,342	$613,825
Normalized FFO available for common shareholders (1)	$175,458	$162,135	$497,869	$468,003
Normalized FFO available for common shareholders per share (1)	$1.07	$1.03	$3.03	$3.05

Portfolio Performance
Comparable hotel RevPAR	$101.43	$101.86	$97.85	$97.69
Change in comparable hotel RevPAR	(0.4%)	—	0.2%	—
RevPAR (all hotels)	$101.85	$103.00	$98.33	$98.50
Change in RevPAR (all hotels)	(1.1%)	—	(0.2%)	—
Coverage of HPT’s minimum returns and rents for hotels	1.19x	1.27x	1.11x	1.18x
Coverage of HPT's minimum rents for travel centers	1.72x	1.78x	1.51x	1.59x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the three and nine months ended September 30, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“HPT continued its strategic growth this quarter, acquiring two full service hotels and 14 extended stay hotels for $231.0 million and adding them to HPT’s management agreements with InterContinental and Sonesta, respectively. We also sold three Carlson hotels for an aggregate of $24.6 million, resulting in a total gain on sale of $9.3 million.

While third quarter 2017 hotel RevPAR declined compared to last year, coverage of our minimum returns and rents remained strong. In October, we improved our balance sheet by issuing $400 million of 3.950% senior unsecured notes due 2028 and redeeming $350 million of 6.70% senior unsecured notes due 2018.”

Results for the Three and Nine Months Ended September 30, 2017 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended September 30, 2017 was $85.7 million, or $0.52 per diluted share, compared to net income available for common shareholders of $46.6 million, or $0.30 per diluted share, for the quarter ended September 30, 2016. Net income available for common shareholders includes $0.9 million, or $0.01 per diluted share, and $25.0 million, or $0.16 per diluted share, of estimated business management incentive fee expense for the quarters ended September 30, 2017 and 2016, respectively. Net income available for common shareholders for the quarter ended September 30, 2017 also includes a $9.3 million, or $0.06 per diluted share, gain on sale of real estate. The weighted average number of diluted common shares outstanding was 164.2 million and 157.3 million for the quarters ended September 30, 2017 and 2016, respectively.

Net income available for common shareholders for the nine months ended September 30, 2017 was $172.3 million, or $1.05 per diluted share, compared to net income available for common shareholders of $144.4 million, or $0.94 per diluted share, for the nine months ended September 30, 2016. Net income available for common shareholders includes $38.2 million, or $0.23 per diluted share, and $56.3 million, or $0.37 per diluted share, of estimated business management incentive fee expense for the nine months ended September 30, 2017 and 2016, respectively. Net income available for common shareholders for the nine months ended September 30, 2017 also includes a $9.3 million, or $0.06 per diluted share, gain on sale of real estate and was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the period exceeded the carrying value for those preferred shares as of the date of redemption. The weighted average number of diluted common shares outstanding was 164.2 million and 153.4 million for the nine months ended September 30, 2017 and 2016, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended September 30, 2017 compared to the same period in 2016 increased 6.2% to $223.5 million.

Adjusted EBITDA for the nine months ended September 30, 2017 compared to the same period in 2016 increased 4.0% to $638.3 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended September 30, 2017 were $175.5 million, or $1.07 per diluted share, compared to Normalized FFO available for common shareholders of $162.1 million, or $1.03 per diluted share, for the quarter ended September 30, 2016.

Normalized FFO available for common shareholders for the nine months ended September 30, 2017 were $497.9 million, or $3.03 per diluted share, compared to Normalized FFO available for common shareholders of $468.0 million, or $3.05 per diluted share, for the nine months ended September 30, 2016.

•
Hotel RevPAR (comparable hotels): For the quarter ended September 30, 2017 compared to the same period in 2016 for HPT’s 302 hotels that were owned continuously since July 1, 2016: average daily rate, or ADR, decreased 0.2% to $126.94; occupancy decreased 0.2 percentage points to 79.9%; and revenue per available room, or RevPAR, decreased 0.4% to $101.43.

For the nine months ended September 30, 2017 compared to the same period in 2016 for HPT’s 299 hotels that were owned continuously since January 1, 2016: ADR increased 0.6% to $126.59; occupancy decreased 0.3 percentage points to 77.3%; and RevPAR increased 0.2% to $97.85.

•
Hotel RevPAR (all hotels): For the quarter ended September 30, 2017 compared to the same period in 2016 for HPT’s 323 hotels: ADR decreased 0.1% to $128.27; occupancy decreased 0.8 percentage points to 79.4%; and RevPAR decreased 1.1% to $101.85.

For the nine months ended September 30, 2017 compared to the same period in 2016 for HPT’s 323 hotels: ADR increased 0.5% to $127.87; occupancy decreased 0.5 percentage points to 76.9%; and RevPAR decreased 0.2% to $98.33.

•
Coverage of Minimum Returns and Rents: For the quarter ended September 30, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 1.19x from 1.27x for the quarter ended September 30, 2016.

For the nine months ended September 30, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 1.11x from 1.18x for the nine months ended September 30, 2016.

For the quarter ended September 30, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.72x from 1.78x for the quarter ended September 30, 2016.

For the nine months ended September 30, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.51x from 1.59x for the nine months ended September 30, 2016.

As of September 30, 2017, approximately 78% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: In August 2017, HPT acquired the 419 room Crowne Plaza & Lofts hotel located in Columbus, OH for a purchase price of $49.0 million, excluding acquisition related costs. HPT added this hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

Also in August 2017, HPT acquired the 300 room Crowne Plaza Charlotte Executive Park hotel located in Charlotte, NC for a purchase price of $43.9 million, excluding acquisition related costs. HPT also added this hotel to its management agreement with InterContinental.

In September 2017, HPT acquired 14 extended stay hotels with 1,653 suites located in 12 states for a purchase price of $138.0 million, excluding acquisition related costs. HPT rebranded these hotels to the Sonesta ES Suites® brand and added them to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

•	Recent Property Disposition Activities: In August 2017, HPT sold its 159 room Radisson hotel located in Chandler, AZ for a sale price of $9.5 million, excluding closing costs.

Also in August 2017, HPT sold its 143 room Country Inn & Suites hotel located in Naperville, IL for a sale price of $6.6 million, excluding closing costs.

In September 2017, HPT sold its 209 room Park Plaza hotel located in Bloomington, MN for a sale price of $8.5 million, excluding closing costs.

As previously disclosed, the net proceeds from the sales of these three hotels, which were operated under HPT's agreement with Carlson Hotels Worldwide, or Carlson, will be used to partially fund certain renovations to the remaining hotels operated under HPT's agreement with Carlson.

•
Financing Activities: In October 2017, HPT issued $400.0 million principal amount of 3.950% senior notes due 2028 in an underwritten public offering. The proceeds from this offering of $388.2 million after discounts and offering expenses were used to repay amounts outstanding under HPT's revolving credit facility and for general business purposes.

Also in October 2017, HPT redeemed at par plus accrued interest all $350.0 million of its 6.70% senior notes due 2018.

•
Tenants and Managers: As of September 30, 2017, HPT had nine operating agreements with seven hotel operating companies for 323 hotels with 49,948 rooms, which represented 66% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 199 travel centers, which represented 34% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of September 30, 2017, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $69.1 million as of September 30, 2017 (approximately $17.3 million per quarter). During the three months ended September 30, 2017, HPT realized returns under its Marriott No. 1 agreement of $20.9 million, of which $3.6 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.5 million as of September 30, 2017 (approximately $26.6 million per quarter). During the three months ended September 30, 2017, HPT realized returns under its Marriott No. 234 agreement of $26.6 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended September 30, 2017, the available security deposit was replenished by $4.1 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period.  At September 30, 2017, the available security deposit from Marriott for the Marriott No. 234 agreement was $26.5 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended September 30, 2017 of $2.5 million was paid to HPT.

•
InterContinental Agreement: As of September 30, 2017, 99 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $188.9 million (approximately $47.2 million per quarter). During the three months ended September 30, 2017, HPT realized returns and rents under its InterContinental agreement of $54.7 million, of which $8.3 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. HPT’s InterContinental agreement is partially secured by a security deposit. During the three months ended September 30, 2017, the available security deposit was replenished by $1.7 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period. At September 30, 2017, the available InterContinental security deposit which HPT held to pay future payment shortfalls was at the contractually capped amount of $100.0 million.

•
Wyndham Agreement: As of September 30, 2017, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $27.4 million as of September 30, 2017 (approximately $6.9 million per quarter).  HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter).  The guarantee provided by Wyndham with respect to the lease is unlimited.  The guarantee provided by Wyndham with respect to the management agreement is limited to $35.7 million.  During the nine months ended September 30, 2017, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT and this guaranty was depleted. As of November 7, 2017, all amounts due to HPT under the management agreement and the lease have been paid to HPT.

•
Morgans Agreement: As of September 30, 2017, HPT leases one hotel to a subsidiary of Morgans Hotel Group Co., or Morgans, requiring annual minimum rent to HPT of $7.6 million as of September 30, 2017 (approximately $1.9 million per quarter). In December 2016, HPT advised Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without HPT's consent was in violation of the Morgans agreement, and HPT filed an action in California for unlawful detainer against Morgans and SBE. HPT is in discussions with Morgans and SBE regarding this matter and is pursuing remedies, which may include terminating the Morgans agreement. As of November 7, 2017, all scheduled rent payments due to HPT under the lease have been paid.

•
Other Hotel Agreements: As of September 30, 2017, HPT’s remaining 79 hotels were operated under three agreements: one management agreement with Sonesta (49 hotels), requiring annual minimum returns of $109.0 million as of September 30, 2017 (approximately $27.3 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of September 30, 2017 (approximately $5.5 million per quarter); and one management agreement with a subsidiary of Carlson (8 hotels), requiring annual minimum returns of $12.9 million as of September 30, 2017 (approximately $3.2 million per quarter). Minimum returns due to HPT are partially guaranteed under the Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flows after payment of operating expenses. The payments due to HPT under these agreements for the three months ended September 30, 2017 were paid to HPT.

•
Travel Center Agreements: As of September 30, 2017, HPT’s 199 travel centers located along the U.S. Interstate Highway system were leased to TravelCenters of America LLC (Nasdaq: TA), or TA, under five lease agreements, which require aggregate annual minimum rents of $282.5 million (approximately $70.6 million per quarter). As of September 30, 2017, all payments due to HPT from TA under these leases were current.

Conference Call:

On Wednesday, November 8, 2017, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss HPT's third quarter 2017 financial results.  The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday, November 15, 2017.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10113391.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2017 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
AS OF SEPTEMBER 30, 2017, APPROXIMATELY 78% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, WYNDHAM'S GUARANTEE OF THE MINIMUM RETURNS DUE FROM HPT'S HOTELS THAT ARE MANAGED BY WYNDHAM WAS DEPLETED AS OF SEPTEMBER 30, 2017. HPT DOES NOT KNOW WHETHER WYNDHAM WILL CONTINUE TO PAY THE MINIMUM RETURNS DUE TO HPT DESPITE THE DEPLETED GUARANTEE OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF SEPTEMBER 30, 2017 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT WHICH THEY GUARANTY OR SECURE, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HELD BY HPT ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•
HPT HAS ADVISED MORGANS THAT THE CLOSING OF ITS MERGER WITH SBE WAS IN VIOLATION OF HPT'S AGREEMENT WITH MORGANS, HPT HAS FILED AN ACTION FOR UNLAWFUL DETAINER AGAINST MORGANS AND SBE TO COMPEL MORGANS AND SBE TO SURRENDER POSSESSION OF THE SAN FRANCISCO HOTEL WHICH MORGANS HISTORICALLY LEASED FROM HPT, AND HPT IS IN DISCUSSIONS WITH MORGANS AND SBE REGARDING THIS MATTER. THE OUTCOME OF THIS PENDING LITIGATION AND OF THESE DISCUSSIONS WITH MORGANS AND SBE IS NOT ASSURED, BUT HPT BELIEVES MORGANS MAY SURRENDER POSSESSION OF THIS HOTEL OR THAT THE COURT WILL DETERMINE THAT MORGANS AND SBE HAVE BREACHED THE HISTORICAL LEASE. HPT ALSO BELIEVES THAT THIS HOTEL MAY REQUIRE SUBSTANTIAL CAPITAL INVESTMENT TO REMAIN COMPETITIVE IN ITS MARKET. THE CONTINUATION OF THIS DISPUTE WITH MORGANS AND SBE REQUIRES HPT TO EXPEND LEGAL FEES AND HPT BELIEVES THE RESULT OF THIS DISPUTE MAY CAUSE SOME LOSS OF RENT AT LEAST UNTIL THIS HOTEL MAY BE RENOVATED AND OPERATIONS IMPROVE. LITIGATION AND DISPUTES WITH TENANTS OFTEN PRODUCE UNEXPECTED RESULTS AND HPT CAN PROVIDE NO ASSURANCE REGARDING THE RESULTS OF THIS DISPUTE,

•
MR. MURRAY NOTES IN THIS PRESS RELEASE THAT HPT HAS GROWN ITS HOTEL PORTFOLIO DURING THE THIRD QUARTER OF 2017. HPT'S ABILITY TO ACQUIRE NEW PROPERTIES DEPENDS IN LARGE PART UPON ITS ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED ITS OPERATING AND CAPITAL COSTS. HPT MAY BE UNABLE TO IDENTIFY PROPERTIES THAT IT WANTS TO ACQUIRE OR NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES, AND ACQUISITIONS IT MAY MAKE MAY NOT BE BENEFICIAL TO IT, AND

•
MR. MURRAY NOTES IN THIS PRESS RELEASE THAT HPT'S HOTEL REVPAR DECLINED DURING THE THIRD QUARTER OF 2017 BUT THAT COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS REMAINED STRONG. COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS MAY DECLINE IN FUTURE PERIODS IF REVPAR AT HPT’S HOTELS CONTINUES TO DECLINE OR DOES NOT IMPROVE OR FOR OTHER REASONS.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Hotel operating revenues (1)	$495,550	$464,981	$1,392,995	$1,334,656
Rental income (2)	80,896	77,470	240,274	229,760
FF&E reserve income (3)	1,142	1,065	3,524	3,517
Total revenues	577,588	543,516	1,636,793	1,567,933

Expenses:
Hotel operating expenses (1)	343,274	322,012	965,546	923,239
Depreciation and amortization	98,205	90,139	286,811	266,192
General and administrative (4)	13,404	37,739	76,097	91,127
Acquisition related costs (5)	—	156	—	885
Total expenses	454,883	450,046	1,328,454	1,281,443

Operating income	122,705	93,470	308,339	286,490

Dividend income	626	626	1,878	1,375
Interest income	211	89	590	227
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,194 and $2,122 and $6,541 and $6,114, respectively)	(46,574)	(41,280)	(135,329)	(124,564)
Loss on early extinguishment of debt (6)	—	(158)	—	(228)
Income before income taxes, equity in earnings of an investee and gain on sale of real estate	76,968	52,747	175,478	163,300
Income tax expense	(619)	(948)	(1,761)	(3,483)
Equity in earnings of an investee	31	13	533	107
Income before gain on sale of real estate	76,380	51,812	174,250	159,924
Gain on sale of real estate (7)	9,348	—	9,348	—
Net income	85,728	51,812	183,598	159,924
Preferred distributions	—	(5,166)	(1,435)	(15,498)
Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	—	(9,893)	—
Net income available for common shareholders	$85,728	$46,646	$172,270	$144,426

Weighted average common shares outstanding (basic)	164,149	157,217	164,131	153,357
Weighted average common shares outstanding (diluted)	164,188	157,263	164,168	153,390

Net income available for common shareholders per common share (basic and diluted)	$0.52	$0.30	$1.05	$0.94

See Notes on pages 11 and 12

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (9)
Net income available for common shareholders	$85,728	$46,646	$172,270	$144,426
Add (less): Depreciation and amortization	98,205	90,139	286,811	266,192
Gain on sale of real estate (7)	(9,348)	—	(9,348)	—
FFO available for common shareholders	174,585	136,785	449,733	410,618
Add: Acquisition related costs (5)	—	156	—	885
Estimated business management incentive fees (4)	873	25,036	38,243	56,272
Loss on early extinguishment of debt (6)	—	158	—	228
Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	—	9,893	—
Normalized FFO available for common shareholders	$175,458	$162,135	$497,869	$468,003

Weighted average common shares outstanding (basic)	164,149	157,217	164,131	153,357
Weighted average common shares outstanding (diluted)	164,188	157,263	164,168	153,390

Basic and diluted per common share amounts:
FFO available for common shareholders	$1.06	$0.87	$2.74	$2.68
Normalized FFO available for common shareholders	$1.07	$1.03	$3.03	$3.05
Distributions declared per share	$0.52	$0.51	$1.55	$1.52

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Calculation of EBITDA and Adjusted EBITDA: (10)
Net income	$85,728	$51,812	$183,598	$159,924
Add: Interest expense	46,574	41,280	135,329	124,564
Income tax expense	619	948	1,761	3,483
Depreciation and amortization	98,205	90,139	286,811	266,192
EBITDA	231,126	184,179	607,499	554,163
Add (less): Acquisition related costs (5)	—	156	—	885
General and administrative expense paid in common shares (11)	818	985	1,948	2,277
Estimated business management incentive fees (4)	873	25,036	38,243	56,272
Loss on early extinguishment of debt (6)	—	158	—	228
Gain on sale of real estate (7)	(9,348)	—	(9,348)	—
Adjusted EBITDA	$223,469	$210,514	$638,342	$613,825

See Notes on pages 11 and 12

(1)
At September 30, 2017, HPT owned 323 hotels; 320 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At September 30, 2017, HPT also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. The net operating results of HPT's managed hotel portfolios exceeded, in the aggregate, the minimum returns due to HPT in both the three months ended September 30, 2017 and 2016. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $5,699 and $2,248 less than the minimum returns due to HPT in the three months ended September 30, 2017 and 2016, respectively, and $18,971 and $12,618 less than the minimum returns due to HPT in the nine months ended September 30, 2017 and 2016, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. There was no reduction to hotel operating expenses in the three months ended September 30, 2017 or 2016 and reductions of $2,689 and $592 in the nine months ended September 30, 2017 and 2016, respectively, as a result of such fundings. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $5,699 and $2,248 in the three months ended September 30, 2017 and 2016, respectively, and $16,282 and $12,026 in the nine months ended September 30, 2017 and 2016, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $31,355 and $35,123 more than the minimum returns due to HPT in the three months ended September 30, 2017 and 2016, respectively, and $67,052 and $80,867 more than the minimum returns due to HPT in the nine months ended September 30, 2017 and 2016, respectively. Certain guarantees to HPT and security deposits held by HPT may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements or the guarantees. When these guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses were increased by $10,099 and $15,103 in the three months ended September 30, 2017 and 2016, respectively, and $26,319 and $33,897 in the nine months ended September 30, 2017 and 2016, respectively, as a result of such replenishments.

(2)
Rental income includes $3,087 and $2,932 in the three months ended September 30, 2017 and 2016, respectively, and $9,208 and $10,377 in the nine months ended September 30, 2017 and 2016, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Net income includes $873 and $25,036 of estimated business management incentive fee expense in the three months ended September 30, 2017 and 2016, respectively, and $38,243 and $56,272 of estimated business management incentive fee expense in the nine months ended September 30, 2017 and 2016, respectively.

(5)	Represents costs associated with HPT’s acquisition activities. Acquisition costs incurred during the 2017 periods have been capitalized in purchase accounting pursuant to a change in GAAP.

(6)
HPT recorded losses of $158 and $228 on early extinguishment of debt during the three and nine months ended September 30, 2016, respectively, in connection with the redemption of certain senior unsecured notes.

(7)	HPT recorded a $9,348 gain on sale of real estate during the three months ended September 30, 2017 in connection with the sale of three hotels.

(8)
In February 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the nine months ended September 30, 2017 by that excess amount.

(9)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes the excess of liquidation preference over carrying value of preferred shares redeemed, acquisition related costs expensed under GAAP and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of HPT’s operating performance or as measures of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(10)
HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of operating performance or as measures of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(11)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$1,668,493	$1,566,630
Buildings, improvements and equipment	7,719,367	7,156,759
Total real estate properties, gross	9,387,860	8,723,389
Accumulated depreciation	(2,719,738)	(2,513,996)
Total real estate properties, net	6,668,122	6,209,393
Cash and cash equivalents	14,489	10,896
Restricted cash (FF&E reserve escrow)	73,115	60,456
Due from related persons	75,231	65,332
Other assets, net	313,510	288,151
Total assets	$7,144,467	$6,634,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$458,000	$191,000
Unsecured term loan, net	398,920	398,421
Senior unsecured notes, net	3,163,865	2,565,908
Convertible senior unsecured notes	—	8,478
Security deposits	126,574	89,338
Accounts payable and other liabilities	160,144	188,053
Due to related persons	47,509	58,475
Dividends payable	—	5,166
Total liabilities	4,355,012	3,504,839

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; zero and 11,600,000 shares issued and outstanding, respectively, aggregate liquidation preference of zero and $290,000, respectively	—	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,349,141 and 164,268,199 shares issued and outstanding, respectively	1,643	1,643
Additional paid in capital	4,541,978	4,539,673
Cumulative net income	3,278,475	3,104,767
Cumulative other comprehensive income	59,801	39,583
Cumulative preferred distributions	(343,412)	(341,977)
Cumulative common distributions	(4,749,030)	(4,494,407)
Total shareholders’ equity	2,789,455	3,129,389
Total liabilities and shareholders’ equity	$7,144,467	$6,634,228